SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2003

Leap Wireless International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 3. Bankruptcy or Receivership.
SIGNATURE

     This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 3. Bankruptcy or Receivership.

     On April 13, 2003 (the “Petition Date”), Leap, Cricket Communications, Inc., a Delaware corporation and wholly-owned indirect subsidiary of the Company (“Cricket”), and substantially all of their subsidiaries (together with Leap and Cricket, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the Southern District of California (the “Petitions”) (Case Nos. 03-03470-LA to 03-03535-LA). Each of the Debtors will continue to manage its properties and operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with Sections 1107(a) and 1108 of Chapter 11.

     During the Chapter 11 proceedings, the Company and its subsidiaries expect that daily operations will continue, that Cricket(R) stores will remain open, that network service will not be interrupted, that employees will be paid, and that suppliers will be paid in the ordinary course of business for goods and services provided after the filing date. On April 14, 2003, the Company also announced that Cricket currently has more than $100 million in cash, and the Company stated its belief that, based on its current performance and projections, the restructured company will have adequate cash to continue to operate its business and to offer Cricket(R) service to customers without interruption.

     On April 14, 2003, the Debtors also are filing a preliminary draft of a plan of reorganization and disclosure statement (the “Draft Plan”) with the Bankruptcy Court. The Draft Plan and disclosure statement reflect the general parameters of terms that are under negotiation between Leap and Cricket, an informal committee of Leap noteholders, and an informal committee of Cricket senior secured vendor debtholders. The Company filed the Draft Plan and disclosure statement at the request of the informal noteholder committee.

     The Company continues to negotiate with its creditors and with potential investors to reach agreement on a plan of reorganization, and hopes to finalize negotiations on the plan and disclosure statement with the informal creditors' committees in the next few weeks. However, there can be no assurance that such an agreement will be reached. The terms of any plan of reorganization agreed to could differ materially from the Draft Plan.

     Under any plan of reorganization in the Chapter 11 proceedings, management of Leap expects that there will be very limited or no value flowing to Leap as a result of its ownership interests in Cricket and its related companies, and that there will be little or no value available for distribution to the common stockholders of Leap.

     Under the general parameters set forth in the Draft Plan, Cricket’s senior secured vendor debtholders would receive, on a pro rata basis, (1) $300-500 million of senior secured notes issued by reorganized Cricket, and (2) newly-issued shares of reorganized Leap common stock constituting 93-97% of the issued and outstanding equity of reorganized Leap. Holders of general unsecured claims against Leap (including the unsecured claims of holders of Leap’s senior notes and senior discount notes) would receive, on a pro rata basis, (1) the remaining unsecured cash, cash equivalents and short-term investments at the Leap level (which aggregated approximately $82.4 million as of February 28, 2003) and interest thereon, (2) newly issued shares of reorganized Leap common stock constituting 3-5% of the issued and outstanding equity of reorganized Leap, and (3) other assets not used in the Cricket business to be transferred to a creditor trust and liquidated. Holders of secured claims with respect to Leap’s senior notes also would receive, on a pro rata basis, approximately $14 million in cash previously pledged to secure payments of interest to the senior noteholders. Holders of outstanding shares of Leap common stock could potentially receive, on a pro rata basis, newly issued shares of reorganized Leap common stock constituting 0-2% of the issued and outstanding equity of reorganized Leap. The terms of any plan of reorganization agreed to could differ materially from the Draft Plan.

     The Draft Plan contains other customary terms and conditions, and would require FCC approval to become effective.

     The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Petitions and the motions, pleadings and papers on file with the Bankruptcy Court.

     Except for the historical information contained herein, this report contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This report is based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap’s actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ include, but are not limited to:

•	Leap’s ability to cause a Chapter 11 plan of reorganization to be filed with the Bankruptcy Court and timely and fully confirmed by the Bankruptcy Court, and its ability to successfully implement the plan;

•	Leap’s ability to continue as a going concern;

•	Leap’s ability to obtain Bankruptcy Court approval with respect to motions prosecuted by it in its Chapter 11 cases from time to time;

•	risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate or shorten the exclusivity period for Leap, Cricket and substantially all of their subsidiaries to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 cases of Leap, Cricket and substantially all of their subsidiaries to Chapter 7 cases;

•	Leap’s ability to obtain and maintain normal terms with vendors and service providers;

•	Leap’s ability to maintain contracts that are critical to its operations;

•	the potential adverse impacts of the Chapter 11 cases on the liquidity or results of operations of Leap and Cricket;

•	Leap’s ability to attract, motivate and/or retain key executives and other employees;

•	Leap’s ability to attract and retain customers;

•	the unsettled nature of the wireless market, the current economic slowdown, service offerings of increasingly large bundles of minutes of use at increasingly low prices by some major carriers, other issues facing the telecommunications industry in general, and Leap’s announcement of restructuring discussions, and its subsequent Chapter 11 filing, which have created a level of uncertainty that adversely affects its ability to predict future customer growth, as well as other key operating metrics;

•	changes in economic conditions which could adversely affect the market for wireless services;

•	the acceptance of Leap’s product offering by its target customers;

•	the effects of actions beyond Leap’s control in its distribution network;

•	rulings by courts or the Federal Communications Commission (FCC) adversely affecting Leap’s rights to own and/or operate certain wireless licenses, or changes in Leap’s ownership that could adversely affect its status as an “entrepreneur” under FCC rules and regulations;

•	Leap’s ability to maintain its cost, market penetration and pricing structure in the face of competition;

•	failure of network systems to perform according to expectations;

•	the effects of competition;

•	global political unrest, including the threat or occurrence of war or acts of terrorism; and

•	other factors detailed in the section entitled “Risk Factors” included in Leap’s Form 10-Q for the fiscal quarter ended September 30, 2002 and in its other Securities and Exchange Commission filings filed subsequent to this report.

     The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Leap undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2003	LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ HARVEY P. WHITE Harvey P. White Chairman and Chief Executive Officer

5